Exhibit (d)(5)

FORM OF AMENDED AND RESTATED EXHIBIT A – FUNDS AND MANAGEMENT FEES

Pursuant to Section 7(a) of the Management Agreement, the Trust shall pay to NTI a fee at the annual rate calculated as a percentage of each Fund’s assets as set forth below:

Fund	Fee Rate (%)
	First $1.5 Billion	Next $1 Billion	Over $2.5 Billion
Fixed Income	0.43%	0.417%	0.404%
High Yield Fixed Income	0.79%	0.766%	0.743%
Short-Intermediate U.S. Government	0.38%	0.369%	0.358%
Tax-Advantaged Ultra-Short Fixed Income	0.23%	0.223%	0.216%
Ultra-Short Fixed Income	0.23%	0.223%	0.216%
U.S. Government	0.38%	0.369%	0.358%
Short-Intermediate Tax-Exempt	0.43%	0.417%	0.404%
Arizona Tax-Exempt	0.43%	0.417%	0.404%
California Intermediate Tax-Exempt	0.43%	0.417%	0.404%
California Tax-Exempt	0.43%	0.417%	0.404%
High Yield Municipal	0.77%	0.747%	0.725%
Intermediate Tax-Exempt	0.43%	0.417%	0.404%
Tax-Exempt	0.43%	0.417%	0.404%
Core Bond	0.38%	0.369%	0.358%
Short Bond	0.38%	0.369%	0.358%

Fund	Fee Rate (%)
	First $1 Billion	Next $1 Billion	Over $2 Billion
Income Equity	0.95%	0.922%	0.894%
International Equity	1.00%	0.97%	0.941%
Large Cap Equity	0.83%	0.805%	0.781%
Large Cap Growth	0.83%	0.805%	0.781%
Large Cap Value	0.83%	0.805%	0.781%
Technology	1.10%	1.067%	1.035%

Fund	Fee Rate (%)
Money Market	0.33%
U.S. Government Money Market	0.33%
U.S. Government Select Money Market	0.33%
Municipal Money Market	0.33%
California Money Market	0.33%
Stock Index	0.08%
Small Cap Index	0.13%
Mid Cap Index	0.13%
Bond Index	0.13%
U.S. Treasury Index	0.13%
International Equity Index	0.18%
Emerging Markets Index	0.21%
Global Sustainability Index	0.18%
Global Real Estate Index	0.40%
Global Tactical Asset Allocation	0.23%
Large Cap Core (formerly known as the Enhanced Large Cap Fund)	0.44%
Small Cap Value	0.95%
Small Cap Core	0.74%
Investors Variable NAV Money Market Fund	0.33%
Investors Variable NAV AMT Free Municipal Money Market Fund	0.33%

Fund	Fee Rate (%)
Investors Variable NAV Government Money Market Fund	0.33%
Investors Variable NAV Treasury Money Market Fund	0.33%
U.S. Quality ESG Fund	0.41%